LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned have constituted, made and appointed, and by these presents does make, constitute and appoint Ken Barber, Philip Ekern and Dorothy Young, or any one of them, his or her true and lawful Attorneys-in-Fact, who may, with full power of substitution, do for the undersigned and on his or her behalf all of the following:

1.

To execute and deliver any filings made with respect to the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, as filed relating to the securities of Community National Bank of the Lakeway Area.

2.

To do, execute and perform any other act, matter or thing whatsoever that ought to be done, executed and performed or in the opinion of any of the Attorneys-in-Fact ought to be done, executed or performed in or about the performance of the foregoing powers set forth in paragraph 1 hereof.

3.

All parties dealing with any of the undersigned’s Attorneys-in-Fact in connection with said powers under paragraph 1 may rely fully upon their power and authority herein, to act for the undersigned and on his or her behalf and in his or her name, and such parties shall be fully protected in so acting, prior to their receipt of notice of any termination hereof by operation of law or otherwise and to such effect the undersigned is hereby bound.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Bank, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

The undersigned have ratified and confirmed, and by these presents does hereby ratify and confirm all that the Attorneys-in-Fact appointed hereby may lawfully do by virtue hereof.

(Signature page follows)

IN WITNESS WHEREOF, each of the undersigned has granted this Limited Power of Attorney as of the 13th day of April, 2004.
Signatures	Title

/s/ Gordon R. Teel

Gordon R. Teel	Chairman and Chief Executive Officer

/s/ Philip Ekern

Philip Ekern	Senior Vice President and Chief Financial Officer

/s/ Kenneth L. Barber

Kenneth L. Barber	Vice Chairman, Director

/s/ Fred Bentley, Jr.

Fred Bentley, Jr.	Director

/s/ Lynn Darby

Lynn Darby	Director

/s/ Andrew Head

Andrew Head	Director

/s/ John O. Knox, Jr.

John O. Knox, Jr.	Director

/s/ Adams D. Little, III

Adams D. Little, III	Director

/s/ Taylor Smith

Taylor Smith	Director

/s/ J.C. Wallace, Jr.

J.C. Wallace, Jr.	Director

/s/ L. Charles Watts

L. Charles Watts	Director